Exhibit 10.46 (2)

Confirmation Letter

The signatory below, ______________ (Personal ID Card No.: ______________), hereby designates and instructs _______________, a limited liability company incorporated in accordance with the law of British Virgin Island (the “Shareholder”), to subscribe to and purchase, overseas, ____________ shares of stock of The Future Education Group (the “Company”) and execute Subscription Agreement so as to become the shareholder of the Company.

Hence the confirmation.

Signature:

__________________, 2016